Exhibit 99.1

MARCH 9, 2020

Twitter, Inc. Announces Partnership With Silver Lake and Elliott Management

Silver Lake to make $1 Billion Investment

Board Authorizes $2 Billion Share Repurchase Program

Enters into Cooperation Agreement with Elliott Management

Further Strengthens Twitter Board by Appointing Egon Durban and Jesse Cohn as Directors, Confirms

Search for a Third New Independent Director with Technology Expertise

Forms New Committee to Build on Regular Evaluation of Leadership and Governance Structure

SAN FRANCISCO, California – Twitter, Inc. (NYSE: TWTR) today announced that Silver Lake, a global leader in technology investing, will make a $1 billion investment in Twitter. Twitter also entered into a Cooperation Agreement with Elliott Management Corporation (“Elliott”), an investment firm whose affiliated funds own approximately 4% percent of the Company’s common stock and economic equivalents. The Company expects to use Silver Lake’s investment, together with cash on hand, to fund a $2 billion share repurchase program that will be executed over time.

In connection with the investment and the Cooperation Agreement, Egon Durban, co-CEO and managing partner of Silver Lake, and Jesse Cohn, partner at Elliott, will be appointed to the Twitter Board of Directors. In addition, the Twitter Board will continue the process of identifying a third new independent director, focusing on candidates that reflect the diversity of the Twitter service and also possess deep technology and AI expertise.

Patrick Pichette, lead independent director of the Twitter Board, said, “Twitter has undergone remarkable change over the last several years. We are deeply proud of our accomplishments and confident we are on the right path with Jack’s leadership and the executive team. As a Board, we regularly review and evaluate how Twitter is run, and while our CEO structure is unique, so is Jack and so is this Company. To continue to ensure strong governance, we are pleased to create a temporary Board committee that will build on our regular evaluation of Twitter’s leadership structure. This committee, which I will chair, will provide a fresh look at our various structures, and report the findings to our Board on an ongoing basis. In an environment where certainty is scarce, I can say with certainty that today we have taken steps to meaningfully strengthen what is already a world-class Board.”

Twitter will further strengthen the Board through the additions of Mr. Durban and Mr. Cohn. As one of the most respected technology investors in the world, Mr. Durban brings unparalleled operational knowledge in technology. Mr. Cohn is one of the most prominent active investors in public technology companies and brings outstanding industry, capital markets, and governance experience. The Company is also looking to appoint a third new independent director with technology expertise in the near term.

Jack Dorsey, co-founder and CEO, said, “Twitter serves the public conversation, and our purpose has never been more important. Silver Lake’s investment in Twitter is a strong vote of confidence in our work and our path forward. They are one of the most respected voices in technology and finance and we are fortunate to have them as our new partner and as a member of our Board. We welcome the support of Egon and Jesse, and look forward to their positive contributions as we continue to build a service that delivers for customers, and drives value for stakeholders.”

Egon Durban, co-CEO and managing partner of Silver Lake said, “Twitter’s revolutionary platform is a cornerstone of the public discourse. We are impressed by Jack’s tireless work over the last few years to solidify the leadership team, improve the product and strengthen the Company. We are excited to partner with Twitter as an investor and a member of the Board. Jack is a visionary leader, and a critical force behind Twitter’s ongoing evolution and growth. I look forward to working alongside the entire Board and the executive team to drive Twitter’s long-term innovation and success.”

Jesse Cohn, partner at Elliott Management, said, “Twitter is one of the most important platforms in the global dialogue, and one of the most innovative and unique technology companies in the world. We are pleased to have worked collaboratively with Twitter on this constructive engagement. We invested in Twitter because we see a significant opportunity for value creation at the Company. I am looking forward to working with Jack and the Board to help contribute to realizing Twitter’s full potential.”

Twitter also shared its ambitions for two metrics which are important measures of the Company’s progress. The ambition in 2020 and beyond is to grow mDAU at 20% or more, and looking beyond 2020, to accelerate revenue growth on a year-over-year basis and gain share in the digital advertising market as Twitter continues to invest to drive growth. More details on these ambitions will be shared at an analyst day in the fall of 2020.

Twitter is also reinforcing its commitment to impartiality in the development and enforcement of its policies and rules. As such, per the terms of the Cooperation Agreement, neither Elliott nor Silver Lake will comment on or influence, or attempt to influence, directly or indirectly, any Twitter policies or rules, or policy or rule enforcement decisions, related to the Twitter platform. Elliott and Silver Lake further commit to, and emphasize the importance of, maintaining the independence and impartiality of the Twitter platform and its rules and enforcement.

Silver Lake Partnership with Twitter

Silver Lake’s mission is to build and grow great companies by partnering with world-class management teams. Leveraging insights from a global portfolio and deep technology experience, upon invitation by the Company, Silver Lake and its team of operating professionals will collaborate with Twitter on various operational initiatives with primary focus on accelerating growth and product innovation.

Silver Lake agreed to purchase $1 billion in aggregate principal amount of the Company’s 0.375% Convertible Senior Notes due 2025. Details of the notes, and the related agreements, will be filed on Form 8-K with the Securities and Exchange Commission. Silver Lake also offered to provide the Company with certain advisory, strategic and consulting services.

Share Repurchase Program

The Company will use the proceeds of the Silver Lake investment, as well as cash on hand, to repurchase up to $2 billion of its own shares over time.

Management Structure Committee of the Board

The Board has formed an independent five-person committee that will build on the Board’s regular evaluation of Twitter’s leadership structure. Mr. Pichette will be the Committee’s chair. Two additional independent current board members, along with Mr. Durban and Mr. Cohn, will comprise this committee. The Committee will also evaluate the CEO succession plan with the CEO and make recommendations consistent with corporate governance best practices with respect to the elimination of the Company’s staggered board. The Committee will report on its evaluation to the Board any considerations or recommended changes and will conclude its work and share the results publicly before the end of the year.

Cooperation Agreement

The full Cooperation Agreement between Twitter and Elliott will be filed on a Form 8-K with the Securities and Exchange Commission. Elliott and certain of its affiliates have also agreed to a customary standstill, voting and other provisions until one month before notices of director nominations are due in connection with the Company’s 2021 Annual Meeting of Stockholders.

Advisors

Goldman Sachs & Co. LLC and Allen & Company LLC are serving as financial advisors to Twitter and Wilson Sonsini Goodrich & Rosati is serving as legal counsel. Goldman Sachs also served as financial advisor to Twitter for Silver Lake’s convertible investment.

About Egon Durban

Mr. Durban joined Silver Lake in 1999 as a founding principal and is Co-CEO and managing partner. He serves as Chairman of Endeavor Group Holdings and on the boards of directors of leading global public companies, including Dell Technologies, Motorola Solutions and VMware. Previously, he served on the board of Skype, and was Chairman of its operating committee, served on the supervisory board and operating committee of NXP, and on the board of MultiPlan. Mr. Durban currently serves on the Business Council and Business Roundtable. Prior to Silver Lake, he worked in Morgan Stanley’s Investment Banking Division. Mr. Durban graduated from Georgetown University with a B.S.B.A. in Finance.

About Jesse Cohn

Jesse Cohn is an Equity Partner, Senior Portfolio Manager, the Head of U.S. Equity Activism, and a member of the Management Committee at Elliott Management Corporation. Mr. Cohn’s primary responsibility is to manage public and private U.S. equity efforts. Mr. Cohn also spends considerable time focusing on Elliott’s technology investments and is currently a director of eBay and Citrix as well as numerous private companies. Mr. Cohn is a member of the Advisory Board at the Harvard Law School Program on Corporate Governance. Prior to Elliott, he worked in Morgan Stanley’s Investment Banking Division. Mr. Cohn earned his B.S. in Economics from the University of Pennsylvania’s Wharton School of Business, from which he graduated summa cum laude.

About Twitter, Inc. (NYSE: TWTR)

Twitter is what’s happening in the world and what people are talking about right now. From breaking news and entertainment to sports, politics, and everyday interests, see every side of the story. Join the open conversation. Watch live-streaming events. Available in more than 40 languages around the world, the service can be accessed via twitter.com, an array of mobile devices, and SMS. For more information, please visit about.twitter.com, follow @Twitter, and download both the Twitter and Periscope apps at twitter.com/download and periscope.tv.

About Silver Lake

Silver Lake is the global leader in technology investing, with over $43 billion in combined assets under management and committed capital and a team of approximately 100 investment and operating professionals located in Silicon Valley, New York, London and Hong Kong. Silver Lake’s portfolio of investments collectively generates more than $230 billion of revenue annually and employs 370,000 people globally. For more information about Silver Lake and its portfolio, please visit www.silverlake.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Twitter’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern Twitter’s expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding Twitter’s future financial and operating performance, including its ambitions regarding growth of mDAU and revenue and share of the digital advertising market; the identification and appointment of a new independent director; Twitter’s anticipated strategies and growth; and the work of the board committee in evaluating Twitter’s leadership structure. Twitter’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: Twitter’s user base and engagement do not grow or decline; Twitter’s strategies, priorities, or plans take longer to execute than anticipated; Twitter’s new products and product features do not meet expectations and fail to drive mDAU growth; advertisers reduce or discontinue their spending on Twitter; data partners reduce or discontinue their purchases of data licenses from Twitter; Twitter is unable to timely identify a new independent director; Twitter experiences expenses that exceed its expectations; the scope and impact of the recent outbreak of the coronavirus referred to as COVID-19 negatively impacts Twitter’s operations and revenue. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Twitter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission. The forward-looking statements in this press release are based on information available to Twitter as of the date hereof, and Twitter disclaims any obligation to update any forward-looking statements, except as required by law.

Contacts

Investors:

Cherryl Valenzuela

ir@twitter.com

Press:

Brandon Borrman

press@twitter.com